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                                                                  Exhibit 3.12.2

                                     BYLAWS

                                       OF

                             SERVICO PENSACOLA, INC.
                             a Delaware corporation

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                                     BYLAWS

                                       OF

                             SERVICO PENSACOLA, INC.
                             a Delaware corporation

                                    ARTICLE I

                                     OFFICES

            Section 1. The location of the registered office of the corporation shall be as stated in the Certificate of Incorporation, which location may be changed from time to time by the board of directors.

            Section 2. The corporation may also have offices or branches at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. All meetings of the stockholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

            Section 2. Annual meetings of stockholders shall be held on the first Tuesday of the third month of each fiscal year of the corporation if not a legal holiday in the state in which the meeting shall be held, and if a legal holiday, then on the next secular day following, at such time as determined by the board of directors, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. If the annual meeting is not held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as convenient.

            Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the board or president, and shall be called by the chairman of the board or president at the request in writing of a majority of the


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board of directors or at the request in writing of the holders of not less than
10% of all the shares entitled to vote at a meeting. Such request shall state the purpose or purposes of the proposed meeting.

            Section 4. The officer or agent who has charge of the stock ledger of the corporation shall at least 10 days before every meeting of stockholders make and certify a complete list of the stockholders entitled to vote at a stockholders' meeting, or any adjournment thereof. The list shall be arranged in alphabetical order with each class and series and show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 5. Except as may be provided by statute, written notice of an annual or special meeting of stockholders stating the place, date and hour of the meeting, where the list of stockholders may be inspected (if other than at the place of the meeting), and the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first-class mail, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation with postage thereon prepaid.

            Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise expressly required by statute or by the Certificate of Incorporation. All stockholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of stockholders, a majority of the stockholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned


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meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 7. When an action other than the election of directors is to be taken by vote of the stockholders, it shall be authorized by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter, unless a greater plurality is required by express requirement of the statutes or of the Certificate of Incorporation, in which case such express provision shall govern and control the decision of such question. "Shares represented at the meeting" shall be determined as of the time the existence of the quorum is determined and shall indicate shares present in person or represented by proxy. Except as otherwise expressly required by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

            Section 8. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the stockholder or his authorized agent or representative. A proxy is not valid after the expiration of three years after its date unless the person executing it specifies therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by telegram shall be deemed to have been signed by the granting stockholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

            Section 9. Attendance of a person at a meeting of stockholders in person or by proxy constitutes a waiver of notice of the meeting except where the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

            Section 10. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Promptly after obtaining such authorization by written consent, notice shall be given to those


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stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

            Section 2. The number of directors which shall constitute the whole board shall not be less than one nor more than seven. The number of directors shall be determined from time to time by resolution of the board of directors. In the absence of an express determination by the board, the number of directors, until changed by the board, shall be that number of directors elected at the most recently held annual meeting of stockholders or, if no such meeting has been held, the number elected by the incorporator in the initially filed Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this article, and each director elected shall hold office until his successor is elected and qualified or until his resignation or removal. Directors need not be stockholders or officers of the corporation.

            Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election of directors by the stockholders and until their successors are duly elected and qualified or until their resignation or removal. Any director may be removed, with or without cause, by the stockholders at a meeting of the stockholders called expressly for that purpose.

            Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


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            Section 5. The first board of directors shall hold office until the first annual meeting of stockholders. Thereafter, the first meeting of each newly elected board of directors shall be held promptly following the annual meeting of stockholders on the date thereof. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

            Section 6. Regular meetings of the board of directors may be held at such time and at such place as shall from time to time be determined by the board of directors or by the chairman of the board or president. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

            Section 7. Special meetings of the board may be called by the chairman of the board or president on four days' notice to each director by mail or 24 hours' notice either personally, by telephone or by telegram; special meetings shall be called by the chairman of the board or president in like manner and on like notice on the written request of two directors. The notice need not specify the business to be transacted or the purpose of the special meetings. The notice shall specify the place of the special meeting.

            Section 8. At all meetings of the board, a majority of the number of directors determined pursuant to Article III, Section 2 of these Bylaws shall constitute a quorum for the transaction of business. At all meetings of a committee of the board, a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the board of directors or the committee, unless the vote of a larger number is specifically required by statute, by the Certificate of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the board of directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

            Section 9. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the board or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the board or committee. Such consents shall have the same effect as a vote of the board or committee for all purposes.


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            Section 10. A majority of the whole board of directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise the power and authority of the board of directors in the management of the business and affairs of the corporation; provided, however, such a committee shall not have the power or authority to:

                  (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided by statute, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

                  (b) adopt an agreement of merger or consolidation as provided by statute;

                  (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's properties and assets;

                  (d) recommend to the stockholders a dissolution or a revocation of a dissolution; or

                  (e) amend the Bylaws of the corporation.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A committee, and each member thereof, shall serve at the pleasure of the board.

            Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

            Section 12. By resolution of the board of directors and irrespective of any personal interest of any director, the board


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may establish reasonable compensation of directors for services to the corporation as directors, officers or members of a committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

            Section 13. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

            Section 14. Attendance of a director at a meeting constitutes a waiver of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            Section 15. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

            Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any director, committee member or stockholder, such notice may be given in writing by mail (registered, certified or other first class mail) addressed to such director, stockholder or committee member at his address as it appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service.

            Section 2. Whenever any notice is required to be given under the provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or a committee, need be specified in any written waiver of notice.


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                                   ARTICLE V

                                    OFFICERS

            Section 1. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders. There shall be a president, a secretary and a treasurer. The board of directors may also create and fill the offices of chairman of the board and vice-chairman of the board, and may choose one or more vice-presidents, one or more assistant secretaries, and one or more assistant treasurers. Any number of offices may be held by the same person, but the board by resolution may require that at least two persons shall be officers for purposes of compliance with
Article VI, Section 1, hereof.

            Section 2. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

            Section 3. The salaries of all officers of the corporation shall be fixed by the board of directors.

            Section 4. The officers of the corporation shall hold office at the pleasure of the board of directors. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors with or without cause whenever, in its judgment, the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

            Section 5. Unless otherwise provided by resolution of the board of directors, the president shall be the chief executive officer of the corporation, shall, in the absence or non-election of a chairman or vice-chairman of the board of directors, preside at all meetings of the stockholders and the board of directors (i) he shall be a member of the board), shall have general and active management of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute on behalf of the corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation, and he shall have the authority to vote any shares of stock owned by the corporation.


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            Section 6. The vice-presidents shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice-presidents or may otherwise specify the order of seniority of the vice-presidents. The duties and powers of the president shall descend to the vice-presidents in such specified order of seniority.

            Section 7. The secretary shall act under the direction of the president. Subject to the direction of the president he shall attend all meetings of the board of directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the corporation and, when authorized by the president or the board of directors, cause it to be affixed to any instrument requiring it. He shall be responsible for maintaining the stock transfer book and minute book of the corporation and shall be responsible for their updating.

             Section 8. The assistant secretaries shall act under the direction of the president. In the order of their seniority in office, unless otherwise determined by the president or the board of directors, they shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

              Section 9. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. He may affix or cause to be affixed the seal of the corporation to documents so requiring the seal.


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            Section 10. The assistant treasurers in the order of their seniority of office, unless otherwise determined by the president or the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

            Section 11. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the board of directors or by the president (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this corporation.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK
                           AND STOCKHOLDERS OF RECORD

            Section 1. The shares of stock of the corporation shall be represented by certificates signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation. Each holder of stock in the corporation shall be entitled to have such a certificate certifying the number of shares owned by him in the corporation.

            Section 2. Any of or all the signatures on the certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. The seal of the corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

            Section 3. The board of directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim


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that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

            Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer book for shares of the corporation.

            Section 5. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a date as a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. The stock transfer books of the corporation shall not be closed.

            If no record date is fixed:

                  (a) the record date for determining the stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

                  (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

            A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer book for shares of the corporation as the owner of shares


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for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                   ARTICLE VII

                                 INDEMNIFICATION

            Section 1. The corporation shall indemnify, and advance expenses to, to the fullest extent authorized or permitted by the provisions of Section 145 of the Delaware General Corporation Law (other than Section 145() or any amendment or successor provision thereof or any other statutory provision authorizing or permitting such indemnification or advancement of expenses which is adopted after the date this Article VII is adopted) any person, and his heirs, executors, administrators and legal representatives, who was or is a party or is threatened to be made a party to threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise at the request of the corporation in any such capacity.

            Section 2. Article VII, Section 1 of these Bylaws shall not be construed to mean that indemnification and advancement of expenses by the corporation pursuant to Section 145() of the Delaware General Corporation Law is not permitted. The corporation may indemnify and advance expenses to any person pursuant to such Section l45(), or any amended or successor section, to the extent and in the manner desired by the corporation and permitted by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section 1. All checks, drafts or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may from time to time designate.

            Section 2. The fiscal year of the corporation shall be fixed from time to time by resolution of the board of directors, but shall end on December 31st of each year is not otherwise fixed by the board.


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            Section 3. The board of directors may adopt a corporate seal for the corporation. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal; Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            Section 4. The corporation shall keep within or without the State of Delaware books and records of account and minutes of the proceedings of its stockholders, board of directors and executive committee, if any. The corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Delaware a stock transfer book for shares of the corporation containing the names and addresses of all stockholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

            Section 5. These Bylaws shall govern the internal affairs of the corporation, but only to the extent they are consistent with governing law and the Certificate of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

                                   ARTICLE IX

                                   AMENDMENTS

             Section 1. The Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of the stockholders and, if permitted by the Certificate of Incorporation, the board of directors. The stockholders may from time to time specify particular provisions of the Bylaws which shall not be altered or repealed by the board of directors.


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